EXHIBIT 99.2

                    FORM 1. VOLUNTARY PETITION

UNITED STATES BANKRUPTCY COURT, District of Nevada

VOLUNTARY PETITION

IN RE: OLYMPIA GAMING CORPORATION

TAX I.D. NUMBER: 88-0305840

STREET ADDRESS OF DEBTOR: 202 Fremont Street, Las Vegas Nevada
89101

COUNTY OF PRINCIPAL PLACE OF BUSINESS: Clark

VENUE:

Debtor has been domiciled or has had a residence principal place of business or principal assets in this District for 180 days immediately preceding the date of this petition or for a longer part of such 180 days than any other District.

There is a bankruptcy case concerning debtor's affiliate, general partner, or partnership pending in this District.

INFORMATION REGARDING DEBTOR:

TYPE OF DEBTOR: Corporation Not Publicly Held

NATURE OF DEBT: Business

TYPE OF BUSINESS: Other Business

CHAPTER OR SECTION OF BANKRUPTCY CODE UNDER WHICH THE PETITION IS
FILED: Chapter 11

FILING FEE: Filing Fee attached

BRIEFLY DESCRIBE NATURE OF BUSINESS: Gaming management

NAME AND ADDRESS OF LAW FIRM OR ATTORNEY:

Streich Lang, P.A.
3800 Howard Hughes Parkway, Suite 1500
Las Vegas, Nevada 89109
Telephone - 702-792-2727

Streich Lang P.A.
Renaissance Once
Two North Central
Phoenix, Arizona 85004-2391
Telephone - 602-229-5200

NAMES(S) OF ATTORNEY(S) DESIGNATED TO REPRESENT DEBTOR:

John J. Dawson, Ronald E. Reinsel, John R. Clemency, Brian Sirower

STATISTICAL/ADMINISTRATIVE INFORMATION

Debtor estimates that funds will be available for distribution to unsecured creditors.

ESTIMATED NUMBER OF CREDITORS: 1 - 15

ESTIMATED ASSETS (in thousands of dollars): 1,000 - 9,999

ESTIMATED LIABILITIES (in thousands of dollars): 1,000 - 9,999

ESTIMATED NUMBER OF EMPLOYEES: 0

ESTIMATED NUMBER OF EQUITY SECURITY HOLDERS: 1 - 19

FILING OF PLAN: Debtor intends to file a plan within the time allowed by statute, rule or order of the court.

SIGNATURES: John R. Clemency, Esq., November 9, 1995.

CORPORATE OR PARTNERSHIP DEBTOR:
Signature of Authorized Individual - Thomas E. Martin, President,
November 9, 1995.
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                           Exhibit "A"

In re Olympia Gaming Corporation,
Debtor
                Exhibit "A" to Voluntary Petition

1.  Debtor's employer identification number is 88-0305840.

2   If any of debtor's securities are registered under section 12 of the Securities and Exchange Act of 1934, the SEC file number is N/A

3. The following financial data is the latest available information and refers to debtor's condition on December 31, 1994.

a. Total assets                                        $8,316,000
b. Total Liabilities                                  $70,289,000

                                            Approx. Number
                                            of Holders

Fixed, liquidated
secured debt

Contingent secured Debt

Unliquidated secured debt

                                            Approx. Number
                                            of Holders

Fixed, liquidated
unsecured debt                     $8,359,000          1

Contingent unsecured debt

Disputed unsecured claims    $61,930,000         10

Unliquidated unsecured debt

Number of shares of
preferred stock              None                None

Number of shares of
common stock                 100                  1

Comments, if any: The Debtor reserves its right to contest all debts, and presently considers each and every dollar as being contingent, disputed and unliquidated.

4.  Brief description of debtor's business: Gaming management

5. List the name of any person who directly or indirectly owns, controls, or holds, with power to cote, 20% or more of the voting securities of debtor: Debtor is a wholly owned subsidiary of Elsinore Corporation, a Nevada corporation

6. List the names of all corporations 20% or more of the outstanding voting securities of which are directly or indirectly owned, controlled, or held with power to vote, by debtor: N/A

                           EXHIBIT "C"

Name of Debtor:    Elsinore Corporation
Relationship:      Parent
District:               District of Nevada
Case No:           95-23685 RCJ
Date:              October 31, 1995

Name of Debtor:    Four Queens, Inc.
Relationship:      Affiliate
District:               District of Nevada
Case No:           95-24686 RCJ
Date:              October 31, 1995

Name of Debtor:    Elsub Management Corporation ("Elsub")
Relationship:      Affiliate
District:               District of Nevada
Case No:           95-24689 RCJ
Date:              October 31, 1995

Name of Debtor:    Four Queens Experience Corporation
Relationship:      Affiliate
District:               District of Nevada
Case No:           95-24687 RCJ
Date:              October 31, 1995

Name of Debtor:    Palm Springs East Limited Partnership
Relationship:      Elsub owns 90% general partnership interest
District:               District of Nevada
Case No:           95-24688 RCJ
Date:              October 31, 1995

                    CERTIFICATE OF RESOLUTION

    This is to certify that, at a meeting of the Board of Directors of OLYMPIA GAMING CORPORATION, a Nevada corporation (the "Corporation"), duly called and held on the 19th day of October, 1995, a quorum being present and voting, the following resolutions were unanimously adopted:

    WHEREAS, the Directors deem it advisable and in the best interest of the Corporation to file a Voluntary Petition pursuant to Chapter 11 of Title 11, United States Code in the United States Bankruptcy Court for the District of Nevada;

    WHEREAS, the Directors wish to authorize the President of the Corporation, Thomas E. Martin, to execute any and all papers and/or documents on behalf of the Corporation for purposes of effectuating the foregoing Voluntary Petition under Chapter 11, which papers and/or documents may include but not necessarily be limited to: (i) Voluntary Petition; (ii) List of Twenty Largest Unsecured Creditors; (iii) List of Creditors; (iv) Master Mailing List and
(v) any and all other papers and/or documents that the President may deem necessary or advisable for the purpose of effectuating the foregoing Voluntary Petition and the reorganization of the Corporation.

    NOW, THEREFORE, BE IT RESOLVED, that the Corporation does hereby approve of filing a Voluntary Petition pursuant to Chapter 11, Title 11, United States Code, in the United States Bankruptcy Court for the District of Nevada on behalf of the Corporation; and

    FURTHER RESOLVED, that the President of the Corporation, Thomas E. Martin, is hereby authorized and directed to execute any and all papers and/or documents on behalf of the Corporation for the purpose of Chapter 11, which papers and/or documents may include but not necessarily be limited to: (i) Voluntary Petition;
(ii) List of Twenty Largest Unsecured Creditors; (iii) List of Creditors; (iv) Master Mailing List and (v) any and all other papers and/or documents that the President may deem necessary or advisable for the purpose of effectuating the foregoing Voluntary Petition and the reorganization of the Corporation.

    This is to further certify that the foregoing resolution has not been altered, amended, or revoked and remains in full force and effect.

    IN WITNESS WHEREOF, I have hereunto set my hand and the seal of said Corporation this 9th day of November, 1995.

    By:  Ernest E. East
    Its: Secretary